Exhibit 99.1

The Carlyle Group

News Release

FOR IMMEDIATE RELEASE

September 4, 2017

Court Rules that The Carlyle Group Has No Liability in CCC Lawsuit

Washington, DC – Global alternative asset manager The Carlyle Group (NASDAQ:CG) today announced that it has prevailed in the litigation before the Royal Court of Guernsey involving the 2008 insolvency of Carlyle Capital Corporation Limited (CCC), an entity sponsored by Carlyle that invested primarily in AAA-rated residential mortgage-backed securities. The Guernsey trial court decided that Carlyle and Directors of CCC acted reasonably and appropriately in the management and governance of CCC. The suit was brought by CCC’s liquidators, and it is unclear whether the liquidators will elect to appeal the trial court decision.

Jeffrey Ferguson, Carlyle General Counsel, said, “We are pleased that the court confirmed that Carlyle and CCC Directors acted in a manner they believed to be in the best interests of CCC and its shareholders during the financial crisis. We are gratified by the Guernsey court’s decision, and we are deeply appreciative of the time and effort the court and its staff devoted to this case.”

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About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $170 billion of assets under management across 299 investment vehicles as of June 30, 2017. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,550 people in 31 offices across six continents.

Web: www.carlyle.com

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Media Contact:

Elizabeth Gill

+1-202-729-5385

elizabeth.gill@carlyle.com

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 16, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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